Exhibit 10.12.J

DEED OF NOVATION

TRADEFLOOR FACILITY AGREEMENT

Enhanced Investments Pty Ltd (Continuing party)

TradeFloor Holdings Pty Ltd (Outgoing party)

Openmarkets Group Pty Ltd (New party)

THIS Deed is made on 12 October 2023

PARTIES

Continuing Party

Enhanced	Enhanced Investments Pty Ltd (ACN 639 583 930) of c/- Level 41, 55 Collins Street, Melbourne VIC 3000

Outgoing Party

TradeFloor Holdings	TradeFloor Holdings Pty Ltd (ACN 603 342 329) of Level 15, 388 George Street, Sydney NSW 2000

New Party

OMG	Openmarkets Group Pty Ltd (ACN 660 155 000) of Level 15, 388 George Street, Sydney NSW 2000

BACKGROUND

A	TradeFloor Holdings is a party to a working capital facility agreement with Enhanced, dated May 15, 2020 as varied on 14 January 2021, 1 February 2022, 22 March 2022, 7 July 2022, 3 November 2022 (extending the maturity date of advances), 10 November 2022 and 20 April 2023 (extending maturity date of advances) (TradeFloor Facility Agreement).

B	Enhanced is an affiliate of TradeFloor Holdings and OMG on the basis that Mr. Gao is a director of the Seller, TradeFloor Holdings and Enhanced and will, by virtue of this relationships, be deemed to directly or indirectly have the power to Control each party.

C	Under the TradeFloor Facility Agreement, Enhanced has made available to TradeFloor Holdings up to A$18.7 million, to use for working capital purposes (TradeFloor Facility).

D	As at June 30, 2023, the TradeFloor Facility was A$19.8 million.

E	The parties to this deed have agreed that, as and from 12 October 2023 (Effective Date), the rights and obligations of the Outgoing Party under the TradeFloor Facility will be novated to the New Party, on the terms and conditions of this deed.

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AGREED TERMS

1	INTERPRETATION

1.1	Interpretation

In this deed unless the contrary is expressly provided:

(a)	headings are for ease of reference only and do not affect the meaning of this deed;

(b)	the singular includes the plural and vice versa;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

(d)	a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this deed and a reference to this deed includes any schedules and annexures;

(e)	a reference to a document or agreement, including this deed, includes a reference to that document or agreement as novated, altered or replaced from time to time;

(f)	a reference to “dollar” or “$” is a reference to AUD currency;

(g)	a reference to a specific time for the performance of an obligation is a reference to that time in the place where that obligation is to be performed;

(h)	a reference to a party includes its executors, administrators, successors and permitted assigns; and

(i)	words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies.

2	Condition precedent

The terms of this deed are conditional and only take effect upon the Effective Date.

3	novation

3.1	Novation

With effect on and from the Effective Date:

(a)	the Outgoing Party novates to the New Party, and the New Party accepts and assumes, all the rights and obligations of the Outgoing Party under the TradeFloor Facility Agreement and the TradeFloor Facility;

(b)	the New Party replaces the Outgoing Party as a party under the TradeFloor Facility as if the New Party had originally been a party to the TradeFloor Facility Agreement instead of the Outgoing Party;

(c)	the Continuing Party agrees and accepts the New Party as a party to the TradeFloor Facility Agreement in the place of the Outgoing Party, and assumes obligations to, and grants rights to, the New Party which are identical to the obligations owed and the rights granted to the Outgoing Party under the TradeFloor Facility Agreement; and

(d)	subject to the terms and conditions of this deed, the TradeFloor Facility Agreement take effect as an agreement on the same terms as agreed by the New Party and the Continuing Party, except that all the references to the Outgoing Party in the TradeFloor Facility Agreement will be read and construed as if they were reference to the New Party.

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3.2	Assumption of Rights and Obligations

With effect on and from the Effective Date:

(a)	the Outgoing Party absolutely and unconditionally assigns all of its right, title and interest under or in connection with the TradeFloor Facility Agreement to the New Party;

(b)	the New Party must comply with the TradeFloor Facility Agreement and obtain the rights and powers and assumes all of the obligations and liabilities of the Outgoing Party under the TradeFloor Facility Agreement; and

(c)	the Continuing Party must comply with the TradeFloor Facility Agreement on the basis that the New Party has replaced the Outgoing Party under it in accordance with this deed.

4	Release from the TradeFloor Facility Agreement

4.1	With effect on and from the Effective Date, the Continuing Party irrevocably releases the Outgoing Party from all future liabilities and obligations under the TradeFloor Facility Agreement.

4.2	For the avoidance of doubt, all actions, claims, disputes or proceedings arising against the Outgoing Party under or in connection with the TradeFloor Facility Agreement prior to the Effective Date shall not be affected by this deed.

5	Further assurance

Within 10 Business Days from the date of this deed, the Continuing Party must, or allow the Outgoing Party to do everything necessary to enable it to release, amend, or otherwise change the security interest that has (or may have) been registered so that the Outgoing Party’s responsibilities are novated to the New Party.

6	general

6.1	Entire Agreement

This deed constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this deed and have no further effect.

6.2	Amendment

This deed may not be amended or varied unless the amendment or variation is in writing and signed by all parties to this deed.

6.3	Assignment

No party may assign, transfer or otherwise deal with this deed or any right or obligation under this deed without the prior written consent of the other parties.

6.4	Severability

Part or all of the provisions of this deed that is illegal or unenforceable will be severed from this deed and will not affect the continued operation of the remaining provisions of this deed.

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6.5	Waiver

Waiver of any power or right under this deed:

(a)	must be in writing signed by the party entitled to the benefit of that power or right; and

(b)	is effective only to the extent as set out in that written waiver.

6.6	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this deed and the transactions contemplated by it (including, but not limited to, the execution of documents).

6.7	Costs

Each party must bear its own legal, accounting and other costs for the preparation and execution of this deed.

6.8	Counterparts

This deed may be executed in any number of counterparts and all counterparts taken together will constitute one document.

6.9	Governing Law and Jurisdiction

(a)	This deed will be governed by and construed in accordance with the laws in force in the State of New South Wales, and each party submits to the non-exclusive jurisdiction of the courts of the State of New South Wales.

(b)	Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

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SIGNING PAGE

Continuing party

Signed, sealed, and delivered by Enhanced Investments Pty Ltd (ACN 639 583 930) in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Songyu Gao	/s/ Ruihao Wei
Director	Director/Company Secretary
Songyu Gao	Ruihao Wei
Name of Director	Name of Director/Company Secretary

Outgoing party

Signed, sealed, and delivered by TradeFloor Holdings Pty Ltd (ACN 603 342 329) in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Ruihao Wei	/s/ Songyu Gao
Director	Director
Ruihao Wei	Songyu Gao
Name of Director	Name of Director

New party

Signed, sealed, and delivered by Openmarkets Group Pty Ltd (ACN 660 155 000) in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Naseema Sparks	/s/ Nick Hornstein
Director	Company Secretary
Naseema Sparks AM	Nick Hornstein
Name of Director	Name of Company Secretary

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